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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Quantum Chemical Retirement Savings and Investment Plan for Hourly Represented Employees, of our report dated February 10, 1994 with respect to the financial statements of SCM Chemicals Limited for the fiscal year ended September 30, 1993, included in the Registration Statement on Form 10 of Millennium Chemicals Inc. filed with the Securities and Exchange Commission August 23, 1996.

                                                          ERNST & YOUNG
                                                          Chartered Accountants

Hull, England
September 27, 1996.



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